As filed with the Securities and Exchange Commission on August 8, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DRIVEN BRANDS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	47-3595252
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

440 South Church Street, Suite 700

Charlotte, North Carolina 28202

(Address of Principal Executive Offices, Zip Code)

AMENDED AND RESTATED DRIVEN BRANDS HOLDINGS INC.

2021 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Jonathan Fitzpatrick

President and Chief Executive Officer

440 S. Church Street, Suite 700

Charlotte, NC 28202

(704) 377-8855

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Krista Hanvey

Gibson, Dunn & Crutcher LLP

2001 Ross Avenue, Suite 2100

Dallas, Texas 75201

(214) 698-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Driven Brands Holdings Inc. (the “Company” or the “Registrant”) pursuant to General Instruction E to Form S-8, under the Securities Act of 1933, as amended, to register an additional 10,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), issuable under the Amended and Restated Driven Brands Holdings Inc. 2021 Omnibus Incentive Plan (the “Plan”). At the recommendation of the Company’s Board of Directors, the Registrant’s stockholders approved an amendment and restatement of the Plan on May 9, 2024, which increased the number of shares available for issuance under the Plan by 10,000,000 shares of Common Stock. This Registration Statement on Form S-8 relates to the additional 10,000,000 shares of Common Stock authorized to be issued under the Plan.

The information contained in the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on January 15, 2021 (SEC File No. 333-252122), together with all exhibits filed therewith or incorporated therein by reference, are hereby incorporated by reference pursuant to General Instruction E to Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on such registration statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of Driven Brands Holdings Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed on March 18, 2022).

4.2	Amended and Restated Bylaws of Driven Brands Holdings Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed on March 18, 2022).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

10.1	Amended and Restated Driven Brands Holdings Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit B of the Company’s Proxy Statement on Schedule 14A filed on March 27, 2024).

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included on signature pages of this Registration Statement).

107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Driven Brands Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, the state of North Carolina, on this 8th day of August, 2024.

DRIVEN BRANDS HOLDINGS INC.

By:	/s/ Jonathan Fitzpatrick
Name:	Jonathan Fitzpatrick
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Scott O’Melia acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Jonathan Fitzpatrick Jonathan Fitzpatrick	President and Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2024

/s/ Michael Beland Michael Beland	Senior Vice President and Chief Accounting Officer (Principal Financial Officer & Principal Accounting Officer)	August 8, 2024

/s/ Neal Aronson Neal Aronson	Director	August 8, 2024

/s/ Cathy Halligan Cathy Halligan	Director	August 8, 2024

/s/ Damien Harmon Damien Harmon	Director	August 8, 2024

/s/ Chadwick Hume Chadwick Hume	Director	August 8, 2024

/s/ Rick Puckett Rick Puckett	Director	August 8, 2024

/s/ Karen Stroup Karen Stroup	Director	August 8, 2024

/s/ Peter Swinburn Peter Swinburn	Director	August 8, 2024

/s/ Michael Thompson Michael Thompson	Director	August 8, 2024

/s/ Jose Tomás Jose Tomás	Director	August 8, 2024